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                                                                     EXHIBIT 4.3

                           CERTIFICATE OF AMENDMENT
                                     OF
                                  RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                             McKESSON CORPORATION

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                     Pursuant to Sections 222 and 242 of
                      the General Corporation Law of the
                              State of Delaware

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        McKesson Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of

Delaware (the "Corporation"), does hereby certify as follows:


        FIRST: That Article I of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                                   ARTICLE I

        The name of the Corporation is McKesson HBOC, Inc.

        SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.



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        IN WITNESS WHEREOF, McKesson Corporation has caused this Certificate to be executed in its corporate name this 12th day of January, 1999.



                          McKESSON CORPORATION

                          By /s/ Nancy A. Miller
                             ---------------------------------------------
                                 Name:  Nancy A. Miller
                                 Title: Vice President and Corporate Secretary



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